                                                                   EXHIBIT 10.1

                                 LOAN AGREEMENT


         This LOAN AGREEMENT ("Agreement") is made and entered into as of this 14th day of July, 1999, by and between Value Partners, Ltd., a Texas Limited Partnership ("Value Partners") and T. Rowe Price Recovery Fund II, L.P. ("Price") (collectively the "Lenders") (each of which is acting severally and as to itself only and not jointly) and Altiva Financial Corporation, a Delaware Corporation (the "Borrower").

                                 R E C I T A L S

         Borrower has requested that the Lenders loan to Borrower and Lenders are willing to loan to Borrower the sum of $3,650,000.00 ("Loan Amount") upon the terms and subject to the conditions hereinafter set forth. The respective obligation of each Lender to make such loan is limited to $1,825,000.00 as to Value Partners and $1,825,000.00 as to Price. To evidence this loan, the Borrower shall execute a Promissory Note in those respective sums to each Lender in the form attached hereto as Exhibit "A" (the "Notes"). This Agreement, the Notes, the Pledge Agreement (as defined below) and the Notice, (as defined below), and other documents required by the terms hereof shall be referred to collectively as the "Loan Documents". All exhibits attached hereto are by this reference incorporated herein. The term "Holder" or "holder", as used herein or in any of the Loan Documents, refers to the Lenders and each successive owner and holder of the respective Notes. Repayment of the Notes shall be secured pursuant to the terms of that certain Pledge Agreement, as that term is defined herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Lenders and Borrower agree:

         1. References in Loan Documents. All references in the Loan Documents to the Notes shall henceforth include references to the Notes, as such Notes may, from time to time, be amended, modified, reinstated, extended, renewed, decreased, and/or increased.

         2. Execution of Documents. Subject to the terms and conditions set forth herein, Borrower will execute in favor of each of the Lenders a Note in the form attached hereto as Exhibit "A" as to the respective amount advanced by the respective Lender and Borrower and Lenders shall execute that certain Notice and Certification of No Oral Agreements in the form attached hereto as Exhibit "B" (the "Notice") and that certain Pledge Agreement in the form attached hereto as Exhibit "C" (the "Pledge Agreement"). Repayment of the Notes shall be secured pursuant to the terms of that certain Pledge Agreement, as that term is defined herein, together with such other documents as are necessary and related to this transaction.


                             LOAN AGREEMENT, PAGE 1

         3. Agreement to Advance: Purpose. Upon Borrower's compliance with the requirements of Lenders set forth in this Agreement and subject to the terms and conditions hereof, Value Partners shall advance a total amount not to exceed $1,825,000.00 and Price, a total amount not to exceed $1,825,000.00, as evidenced by their respective Notes and Borrower shall repay such sums pursuant to the terms of the Loan Documents. The proceeds of this loan are to be used by Borrower solely (a) to fund the purchase of The Money Centre, Inc. ("MCI") on July 15, 1999, a North Carolina corporation, together with its successors pursuant to the terms of that certain Stock Purchase Agreement dated as of July 7, 1999, by and among the Borrower, MCI and each of the shareholders of MCI, and
(b) to pay legal fees and expenses of counsel to the Lenders in the sum of $150,000.00 incurred by Lenders to date in negotiating this and other transactions between Borrower and Lenders. The sum of $150,000.00 payable to such counsel shall be paid directly by Lenders ($75,000.00 each) to such counsel and shall be deemed an advance of that portion of the loan amount to Borrower.

         4. Application of Proceeds. Any monies collected by or on behalf of a Lender pursuant to the Loan Documents shall be applied in the following order:

         First, to reimbursement of expenses and indemnities provided herein and in the Loan Documents;

         Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest upon the overdue installments of interest at the rate then borne by the Notes, or in the event of prepayment of principal and/or interest, to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, with interest on the payments of interest at the rate then borne by the Notes, and in the case such sums are insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest, such payment to be made ratably to the Lenders entitled thereto;

         Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal, and upon overdue payments of interest at the rate then borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest, such payment to be made ratably to the Lenders entitled thereto; and

         Fourth, to the payment of the remainder, if any, to the Borrower or any other person lawfully entitled thereto.

         5. Confirmation of Rights. The Lenders shall have the right to exercise all rights and



                             LOAN AGREEMENT, PAGE 2
remedies of Lenders under the Loan Documents and under applicable law upon the occurrence of any default or event of default under any of the Loan Documents and under any and all amendments or modifications to any of the Loan Documents or to the terms thereof.

         6. Representations and Warranties of Borrowers. Borrower represents and warrants to the Lenders as follows:

            (a) Organization, Standing, etc. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own its assets and carry on its business as presently conducted. Borrower has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under the Loan Documents, and (ii) execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with the Loan Documents.

            (b) Authorization and Execution. The execution, delivery and performance by Borrower of the Loan Documents has been duly and validly authorized and Borrower has the corporate power and authority to execute, deliver and perform this Agreement and execute deliver and perform the Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and constitutes a valid and binding agreement of Borrower.

            (c) No Conflict. Neither the execution and delivery of this Agreement and each of the other Loan Documents, nor consummation of the transactions contemplated hereby and thereby, nor compliance by the Borrower with any of the provisions hereof or thereof: (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of the Borrower or the equivalent documents of any Borrower subsidiary;
(ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien upon any property or asset of the Borrower or a Borrower subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Borrower or a Borrower subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, except for such conflicts with the trust and related agreements described in Exhibit "B" to the Pledge Agreement; or (iii) subject to the compliance referred to in clauses (i) and (ii) of the preceding sentence and subject to obtaining any consents under the trust and related agreements described in Exhibit "B" to the Pledge Agreement, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Borrower or a Borrower subsidiary. No consent, approval, order or other authorization of any governmental entity or of any third party is required by or on behalf of the Borrower or a subsidiary of the Borrower in connection with the execution, delivery and performance of this Agreement and each of the other Loan Documents

            (d) Documentation; No Material Misstatements. All of the necessary documents


                             LOAN AGREEMENT, PAGE 3
related to the consummation of this transaction requested by Lenders have been provided by Borrower to the Lenders and are true, correct and complete in all material respects, and no written representation, warranty or statement made by the Borrower in or pursuant to this Agreement contains or will contain, when made, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to a prospective purchaser of securities from Borrower, who is seeking full information with respect to Borrower.

            (e) Additional Representations, Covenants, and Agreements.

                Borrower further covenants and agrees:

                (i) To perform all obligations under the Loan Documents and other documents related to the Loan Documents and any instrument, document, or writing referenced herein, and to promptly pay when due, all other costs, charges, and expenses incurred in connection with the operations of Borrower.

                (ii) To indemnify and hold harmless the Lenders from any and all actions, claims, demands, damages, costs, expenses, and other liabilities, including without limitation attorney's fees, that Lenders may incur that in any way relate to or arise out of this Agreement, the other Loan Documents, but not the gross negligence, willful misconduct, fraud or violation of law by Lenders.

                (iii) That this Agreement or any right or obligation that Borrower has under this Agreement shall not be assigned or transferred by Borrower without the express written consent of Lenders, and that Borrower and Borrower's successors, and assigns shall be bound by this Agreement.

         7. Representations and Warranties of Lenders. The Lenders, severally and not jointly, represent and warrant to Borrower as follows:

         Such Lender has full legal right, power, and authority (including the due authorization by all necessary partnership action) to enter into this Agreement and to perform such Lender's obligations hereunder without the need for the consent of any other person, and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the such Lender enforceable against the such Lender in accordance with the terms hereof.

         8. Covenants of Borrower. Borrower covenants and agrees that so long as its obligation under the Loan Documents, including the Notes, shall be outstanding:



                             LOAN AGREEMENT, PAGE 4

                  a. Principal and Interest. Borrower will pay or cause to be paid punctually the principal of and interest on the Notes at the times and places and in the manner specified in the Notes.

                  b. Maintenance and Existence. Borrower will at all times do or cause to be done all things necessary to maintain, preserve and renew its existence and its rights, patents and franchises.

                  c. Compliance with Laws. Borrower will comply in all material respects with all applicable laws, rules, regulations, and orders of the United States of America and of all foreign countries and of any state or municipality, and of any instrumentality or agency of any thereof (including applicable statutes, regulations, orders and restrictions relating to equal employment opportunities and environmental standards or controls) in respect of the conduct of business and the ownership of property by Borrower.

                  d. Insurance. Borrower will maintain adequate insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and similarly situated as Borrower. Borrower shall notify Lenders of any cancellations or material changes within five (5) Business Days of notice of such cancellation or change to the Borrower.

                  e. Indebtedness. Borrower will pay punctually and discharge when due and payable any indebtedness heretofore or hereafter incurred or assumed by it and discharge, perform and observe the covenants, provisions and conditions to be discharged, performed and observed in all material respects on the part of Borrower in connection therewith, or in connection with any agreement or other instrument relating thereto.

                  f. Books. Borrower will keep at all times proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with applicable generally accepted accounting principles.

                           (i) Certificate of Default. Deliver to the Lenders, forthwith upon becoming aware of any default or defaults in the performance of any covenant, agreement or condition contained in the Loan Documents (including notice of any event which with the giving of notice, lapse of time or both would become an Event of Default as defined in the Notes), an Officer's Certificate specifying such default or Event of Default.


                             LOAN AGREEMENT, PAGE 5

                           (ii) Additional Information. Such other data and information as from time to time may be reasonably and timely requested by any of the Lenders.

                   g. Other Documents. Borrower will comply will all other covenants, representations, warranties, terms and obligations of the Loan Documents and all other documents executed pursuant to the terms hereof or to the other Loan Documents.

         9. Events of Default. The Events of Default provision of the Notes are incorporated herein by reference and made a part hereof for all purposes.

         10. Waiver of Claims. Borrower warrants and represents to Lenders that as of the date hereof the Notes are subject to no credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever; and the Borrower releases and discharges Lenders from any and all claims and causes of action, whether known or unknown and whether now existing or hereafter arising, including, without limitation, any usury claims, that have at any time been owned, or that are hereafter owned by Borrower and that arise out of or are related to the execution, delivery and performance of the Loan Documents.

         11. Special Notices to Borrower and All Other Obligors. THIS LOAN IS PAYABLE IN FULL NO LATER THAN AUGUST 1, 1999. AT MATURITY, YOU MUST PAY THE ENTIRE UNPAID PRINCIPAL BALANCE OF THE LOAN AND ACCRUED UNPAID INTEREST THEN DUE. THE LENDERS ARE UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. YOU WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS YOU MAY OWN, OR YOU WILL HAVE TO FIND A LENDER WILLING TO LEND THE MONEY AT PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER THAN THE INTEREST RATE ON THIS LOAN. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE SAME LENDERS.

         12. Costs and Expenses. Borrower agrees to pay, upon execution of this Agreement, all costs and expenses incurred by Lenders to date in connection with the execution and consummation of this Agreement and certain related transactions in the sum of $150,000.00, including, without limitation, the reasonable fees and expenses of Lenders' counsel Bergman, Stein & Bird, L.L.P. and Elias, Matz, Tiernan & Herrick, L.L.P. on behalf of the Lender(s). Such fees shall be paid in accordance with Section 3 above. The failure of such fees and expenses to be paid pursuant to paragraph 3 above shall not release Borrower from its obligation to promptly pay such sums.

         13. Continued Effect. Except to the extent amended hereby or in connection herewith, all terms, provisions, and conditions of the Loan Documents shall remain enforceable and binding in


                             LOAN AGREEMENT, PAGE 6
accordance with their respective terms.

         14. Governing Law. THE PARTIES HERETO ACKNOWLEDGE THAT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE NOTES BEAR A REASONABLE RELATION TO THE STATE OF MARYLAND IN THAT, INTERALIA, A SIGNIFICANT PURCHASER HAS ITS PRINCIPAL PLACE OF BUSINESS IN THE STATE OF MARYLAND AND PART OF THE NEGOTIATING RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OCCURRED IN THE STATE OF MARYLAND. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and each of the parties hereto, hereby represent, warrant, and covenant to the other that the persons executing this Agreement on behalf of each such party have full authority, power, and authorization to execute such document and to bind its principal.

         16. Entire Agreement. This Agreement supersedes all prior oral and written agreements and understandings of the parties hereto with respect to the subject matter hereof.

         17. Headings. The headings of the sections and subsections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

         18. Waivers. The failure of any party to act to enforce rights under any of the Loan Documents shall not be deemed a waiver and shall not preclude enforcement of any rights in the Loan Documents. No waiver of any term or provision of any of the Loan Documents on the part of a party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

         19. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the terms hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         20. Notices. Any request, demand, authorization, direction, notice, consent, waiver,


                             LOAN AGREEMENT, PAGE 7
instruction, document or other communication provided or permitted by this Agreement to be made upon, given or furnished to, or filed shall be sufficient for every purpose hereunder if in writing and mailed, registered or certified mail, postage prepaid or delivered by facsimile or telecopier (if confirmed), as follows:

                                    If to Borrowers, to:

                                    Altiva Financial Corporation
                                    1000 Parkwood Circle
                                    Suite 600
                                    Atlanta, Georgia 30339
                                    Attn:

                                    With copies to:
                                    King & Spalding
                                    191 Peachtree
                                    Atlanta, Georgia 30303-1763
                                    Attn:  Jack Capers

                                    If to Lenders, to:

                                    Value Partners, Ltd.
                                    4514 Cole Avenue
                                    Suite 808
                                    Dallas, Texas 75205
                                    Attn: Timothy G. Ewing

                                    T. Rowe Price Recovery Fund II, L.P.
                                    100 East Pratt
                                    Baltimore, Maryland  21202
                                    Attn:  Hubert M. Stiles, Jr.

                                    With copies to:

                                    Bergman, Stein & Bird L.L.P.
                                    4514 Travis Street
                                    Travis Walk, Suite 300
                                    Dallas, Texas 75205
                                    Attn: Jack R. Bird, Esquire

                                    and

                                    Elias, Matz, Tiernan & Herrick


                             LOAN AGREEMENT, PAGE 8

                                    734 15th Street, N.W.
                                    12th Floor
                                    Washington, DC 20005
                                    Attn: Tim Matz and Gerard Hawkins

         21. Attorney's Fees. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

         22. Further Assurances. Each party hereto agrees to execute any and all documents, and to perform such other acts, whether before or after closing, that may be reasonably necessary or expedient to further the purposes of this Agreement or to further assure the benefits intended to be conferred hereby.

         23. NOTICE OF INVALIDITY OF ORAL AGREEMENTS. THIS WRITTEN AGREEMENT, THE OTHER LOAN DOCUMENTS, AND ALL EXHIBITS HERETO REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         24. Usury. All agreements between Borrower and Lenders, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Final Maturity Date, as that term is defined in the Notes, or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Lenders exceed the maximum amount permissible under the laws of the State of Maryland (hereinafter the "Applicable Law"). If, from any circumstance whatsoever, interest would otherwise be payable to Lenders in excess of the maximum amount permissible under the Applicable Law, the interest payable to Lenders shall be reduced to the maximum amount permissible under the Applicable Law, and if from any circumstance Lenders shall ever receive anything of value deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lenders shall, to the extent permitted by the Applicable Law, be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under the Applicable Law. Lenders expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under the Applicable Law. This paragraph as well as similar paragraphs as set forth in the Notes shall control all agreements



                             LOAN AGREEMENT, PAGE 9
between Borrower and Lenders.

         25. Counterparts. This Agreement may be executed in separate or multiple counterparts by the parties, and all of such counterparts shall be considered as one and the same instrument notwithstanding the fact that various counterparts are signed by only one or more of the parties, and all of such Agreements shall be deemed but one and the same Agreement.

         26. Best Efforts. As of the date hereof, the parties to this Agreement were in the process of negotiating a financing transaction in a principal amount of $7,000,000.00 to be loaned by the Lenders to the Borrower, the proceeds of which were to be used to acquire the capital stock of MCI. The parties desire to continue negotiations with respect to such transaction, a portion of the proceeds of which, if consummated, shall be used by the Borrower to satisfy the Notes. The parties hereby agree to use their best efforts to conclude that transaction as expeditiously as possible; however, the provisions of this paragraph 26 do not constitute a binding obligation on the part of either party to close that transaction.


                             LOAN AGREEMENT, PAGE 10

         EXECUTED as of the date first above written.

                            LENDERS:

                            VALUE PARTNERS, LTD.

                            By:  /s/ Timothy G. Ewing
                               ------------------------------------------------
                                     Timothy G. Ewing
                                     Managing Partner of Ewing & Partners
                                     general partner of Value Partners, Ltd.
                            Its:     General Partner


                            T. ROWE PRICE RECOVERY FUND II, L.P.

                            By:  /s/ Hubert M. Stiles, Jr.
                               ----------------------------------------
                                     Hubert M. Stiles, Jr.
                                     President of T. Rowe Price Recovery Fund II
                                     Associates, L.L.C., General Partner


                            BORROWER:

                            ALTIVA FINANCIAL CORPORATION
                            A DELAWARE CORPORATION

                            By:  /s/ Champ Meyercord
                               ------------------------------------------------
                            Its:  Chief Executive Officer
                                -----------------------------------------------





                             LOAN AGREEMENT, PAGE 11

                                                                       EXHIBIT A

THE TRANSFER OF THIS NOTE IS RESTRICTED - SEE SECTION 18 HEREOF

                                 PROMISSORY NOTE

$1,825,000.00                                                    July 14, 1999

FOR VALUE RECEIVED, Altiva Financial Corporation, a Delaware Corporation ("Maker"), does hereby promise to pay to the order of Value Partners, Ltd. ("Payee"), at its office at 4514 Cole Avenue, Suite 808, Dallas, Texas 75205, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America, the principal sum of ONE MILLION EIGHT HUNDRED TWENTY-FIVE THOUSAND DOLLARS and NO/100 ($1,825,000.00), or so much thereof as may be advanced, with interest thereon as follows:

         1. Certain Definitions. For the purposes hereof, the terms set forth below shall have the following meanings:

                  (a) "Applicable Law" shall mean (i) the laws of the United States of America applicable to contracts made or performed in the State of Maryland, now or at any time hereafter prescribing maximum rates of interest or eliminating maximum rates of interest on loans and extensions of credit; (ii) laws of the state of Maryland, including, without limitation, any items prescribing or eliminating maximum rate of interest on loans and extensions of credit, and (iii) any other laws at any time applicable to contracts made or performed in the State of Maryland which permit a higher interest rate ceiling hereunder.

                  (b) "Base Rate" shall mean twelve percent (12%) per annum.

                  (c) "Final Maturity Date" shall mean August 1, 1999 or such earlier date as a result of acceleration as permitted by the terms hereof or in any of the Loan Documents.

                  (d) "Highest Lawful Rate" shall mean at the particular time in question the lesser of eighteen percent (18%) or the maximum non-usurious rate of interest which, under Applicable Law, Payee is then permitted to charge Maker on this note. If the maximum rate of interest which, under Applicable Law, Payee is permitted to charge Maker on this note shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective date of each change in the Highest Lawful Rate without notice to Maker.

                  (e) "Loan Agreement" shall mean that certain Loan Agreement dated of even date herewith, executed by and between Maker, Payee, and
         T. Rowe Price Recovery Fund II, L.P., the terms of which are incorporated herein by reference and which shall govern this note.

                  (f) "Loan Documents" shall mean the Loan Agreement, the Pledge Agreement, this note, the Promissory Note in the principal sum of $1,825,000.00 executed by Maker in



                            PROMISSORY NOTE, PAGE 1
         favor of T. Rowe Price Recovery Fund II, L.P., that certain Notice and Certification of No Oral Agreements of even date hereof and all documents related or arising out of the Loan Agreement.

         2.       Calculation and Payment of Principal and Interest.

                  (a) Simple interest on the unpaid principal balance hereof from time to time outstanding shall be computed at a rate equal to the lesser of (i) the Base Rate and (ii) the Highest Lawful Rate.

                  (b) Principal and accrued and unpaid interest, computed as set forth above, shall be due and payable in one installment on the Final Maturity Date, together with all other sums payable under the Loan Documents.

                  (c) Interest on this note shall be calculated as if each year consisted of three hundred sixty (360) days, but to the extent such computation of interest might cause the rate of interest which this note bears to exceed the Highest Lawful Rate, such interest shall be computed on the basis of three hundred sixty-five (365) day or three hundred sixty-six (366) day years, as the case may be.

                  (d) Following the maturity of this note, whether by acceleration or otherwise, the unpaid principal balance of this note shall bear interest at a rate of interest equal to the Highest Lawful Rate.

                  (e) If the date for any payment or prepayment hereunder falls on a day which is a Saturday, Sunday or other legal holiday in the state of Maryland, then for all purposes of this note, the same shall be deemed to have fallen on the next following day, and such extension of time shall in such case be included in the calculation of interest.

                  (f) Provided no Event of Default has occurred and is continuing, all payments received by Payee shall be applied, to the extent thereof, first, to accrued, unpaid interest upon this note, second, to principal, and third, to any other outstanding portion of the indebtedness. Upon and during the continuation of an Event of Default, all payments received by Payee shall be applied, to the extent thereof, to the indebtedness in the order and manner which Payee shall deem appropriate, any instructions from Maker to the contrary notwithstanding.

         3. Negotiability; Offsets, Defenses or Counterclaims. This note is freely negotiable. The Maker knows of no defenses, setoffs or counterclaims existing as of the date hereof which could be asserted or brought by the Maker or any other party in any suit or action for the collection of any sum due hereunder.

         4. Prepayment. Maker shall have the right to prepay the unpaid principal balance of, and accrued interest upon, this note in whole at any time, or in part from time to time, without permission or penalty.


                            PROMISSORY NOTE, PAGE 2

         5. Waiver. Maker and all sureties, endorsers, accommodation parties, guarantors and other parties now or hereafter liable for the payment of this note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices, and further waive diligence in collecting this note, in taking action to collect this note, in bringing suit to collect this note, or in enforcing this note or any of the security for this note; (ii) agree to any substitution, subordination, exchange or release of any security for this note or the release of any party primarily or secondarily liable for the payment of this note; (iii) agree that Payee shall not be required to first institute suit or exhaust its remedies hereon against Maker or others liable or to become liable for the payment of this note or to enforce its rights against any security for the payment of this note; and (iv) consent to any extension of time for the payment of this note, or any installment hereof, made by agreement by Payee with any person now or hereafter liable for the payment of this note, even if Maker is not a party to such agreement.

         6.       Events of Default

                  (a) An "Event of Default" shall mean the occurrence or existence of any of one or more of the following events, whether such occurrence is voluntary or involuntary or comes about or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental authority, if:

                           (i) If Maker shall fail to pay any installment of principal and/or interest under this note as and when same becomes due and payable in accordance with the terms hereof or any other obligation of Maker to Payee involving the payment of money, or if Maker shall default in any other obligation under this note, and/or the Loan Agreement which can be cured by the payment of money;

                           (ii) If Maker shall default in the observance or performance of any of the terms, covenants, agreements, or conditions, not involving the payment of money, set forth herein or in any other of the Loan Documents;

                           (iii) The occurrence of a default under any document
                  or instrument evidencing, securing or pertaining to the indebtedness evidenced hereby including, without limitation, the Loan Agreement;

                           (iv) If any representation, warranty or other statement of fact, in the Loan Documents or in any writing, certificate, report or statement at any time furnished by Maker or any other party obligated in relation hereto to the Payee pursuant to or in connection thereto shall be false or misleading in any material respect; or

                           (v) The liquidation, termination or dissolution of the Maker or any other parties obligated hereunder;


                            PROMISSORY NOTE, PAGE 3

                           (vi) The bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any property of Maker or any other parties obligated hereunder;

                           (vii) Default in the payment of any other
                  indebtedness due to the holder hereof or default in the performance of any other obligation to the holder hereof by Maker of this note, or

                           (ix) If any creditor of the Maker for any reason whatsoever hereafter shall accelerate payment in whole or in part of any outstanding material obligation owed to it by the Maker under any agreement or arrangement due to a default or an event of default by the Maker, or if any judgment against the Maker or any execution against any property of the Maker or any amount remains unpaid, unstayed or undismissed for a period in excess of ten (10) days; or

                           (x)   If the Maker shall cease to exist.

                  (b) It is understood and agreed that time is of the essence of the note. If an Event of Default exists, then all principal amounts under the note at the time outstanding shall immediately become due and payable, together with interest accrued thereon, without presentment, demand, grace, protest or notice of any kind, including notice of intent to accelerate the payment of the unpaid balance of the note or in any other Loan Documents, of notice of acceleration, all of which are hereby waived by the Maker. Any holder of the note and of rights under the Loan Documents may also proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in such Loan Documents, or in aid of the exercise of any power granted in such Loan Documents, or may proceed to enforce the payment of such Loan Documents or to enforce any other legal or equitable right of the holder of such Loan Documents. The failure to exercise the foregoing option upon the happening of one or more Events of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time, and no such failure shall nullify any prior exercise of any such option without the express written consent of Payee.

         7. Loan Agreement. This note is governed by the terms of that certain Loan Agreement executed on even date hereof, the terms of which are by this reference incorporated herein.

         8. Default Interest; Late Charge. If the entire unpaid principal balance and accrued but unpaid interest is not paid on or before the earlier to occur of the Final Maturity Date or any acceleration of payment permitted hereby, all unpaid amounts of this note, including principal and interest, shall thereafter bear interest at the Highest Lawful Rate.


                            PROMISSORY NOTE, PAGE 4

         9. Compliance with Law. All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Final Maturity Date or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Payee exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to Payee in excess of the maximum amount permissible under Applicable Law, the interest payable to Payee shall be reduced to the maximum amount permissible under Applicable Law; and if from any circumstance Payee shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum amount permissible under Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Payee shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under Applicable Law. Payee expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under Applicable Law. This paragraph shall control all agreements between Maker and Payee.

         10. Attorneys' Fees and Costs. If an event of default shall occur, and in the event that thereafter this note is placed in the hands of an attorney for collection, or in the event this note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay, and there shall be added to the unpaid principal balance hereof, all reasonable costs of collection, including but not limited to reasonable attorneys' fees incurred by the holder hereof, on account of such collection, whether or not suit is filed.

         11. Consents, Waivers and Modifications. No term, covenant, agreement or condition of the note may be amended, supplemented or modified, or compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively), except pursuant to a written instrument signed by the Maker and the holder. No course of dealing between the Maker and the holder of the note or any delay or failure on the part of the holder of the note in exercising any rights hereunder shall operate as a waiver of any rights of such holder.

         12.      Cumulative Rights. No delay on the part of the holder of this note in the exercise of any power or right under this note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Enforcement by the holder of this note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

         13. Headings. The paragraph headings used in this note are for convenience of reference only, and shall not affect the meaning or interpretation of this note.


                            PROMISSORY NOTE, PAGE 5

         14. Notices and Demands. Any notice or demand to be given or to be served upon Maker in connection with this note must be in writing and shall be given by certified or registered mail, properly addressed, with postage prepaid, addressed to Maker as follows:

                           Altiva Financial Corporation
                           1000 Parkwood Circle
                           Suite 600
                           Atlanta, Georgia  30339
                           Attn:  Champ Meyercord

or at such other address as Maker may designate from time to time by written notice given to the holder hereof. Any notice or demand will be deemed given when notice or demand is deposited in an authorized depository under the care and custody of the United States Postal Service.

         15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF MARYLAND. COURTS WITHIN THE STATE OF MARYLAND SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN MAKER AND PAYEE, WHETHER AT LAW OR IN EQUITY.

         16. ENTIRE AGREEMENT. THE TERMS OF THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, ARE INTENDED BY THE PARTIES HERETO AS A FINAL EXPRESSION OF THEIR AGREEMENT WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONSTRUED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS INSTRUMENT. THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, CONSTITUTES THE COMPLETE AND EXCLUSIVE STATEMENT OF ITS TERMS, AND NO EXTRINSIC EVIDENCE WHATSOEVER MAY BE INTRODUCED IN ANY PROCEEDINGS, IF ANY (JUDICIAL OR OTHERWISE), INVOLVING THIS NOTE, EXCEPT FOR EVIDENCE OF A WRITTEN MODIFICATION ENTERED INTO SUBSEQUENT TO THE DATE OF THIS NOTE.


                            PROMISSORY NOTE, PAGE 6

         17. Successors and Assigns. The term "Payee" shall include all of Payee's successors and assigns to whom the benefits of this Note shall inure.

         18. SECURITIES LAWS. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE THEREFORE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR OTHERWISE DISTRIBUTED FOR VALUE IN THE ABSENCE OF (i) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE MAKER THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR OTHER DISTRIBUTION IS EXEMPT FROM (OR NOT OTHERWISE SUBJECT TO) THE REGISTRATION (OR QUALIFICATION) AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT OR LAWS, OR (ii) SUCH REGISTRATION OR QUALIFICATION.

                                     MAKER:

                                     ALTIVA FINANCIAL CORPORATION,
                                     A DELAWARE CORPORATION

                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------



                            PROMISSORY NOTE, PAGE 7